Exhibit 99.(a)(1)

                                     [SEAL]

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                       AGREEMENT AND DECLARATION OF TRUST

                                 April 20, 1993


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                MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                       AGREEMENT AND DECLARATION OF TRUST

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ARTICLE I.    NAME AND DEFINITIONS                                            1
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Section 1.1                                                                   1

Section 1.2   Definitions                                                     1

                  (a)   "Trust"
                  (b)   "Trustees"                                            1
                  (c)   "Shares"                                              2
                  (d)   "Shareholder"                                         2
                  (e)   "1940 Act"                                            2
                  (f)   "Commission"                                          2
                  (g)   "Declaration of Trust"                                2
                  (h)   "By-Laws"                                             2
                  (i)   "Securities" or "Security"                            2

ARTICLE II.   PURPOSE OF TRUST                                                2
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ARTICLE III.  THE TRUSTEES                                                    2
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Section 3.1   Number, Designation, Election, Term, etc.                       2

                  (a)   Trustees                                              2
                  (b)   Number                                                2
                  (c)   Election and Term                                     2
                  (d)   Right to Elect Majority
                        of Board of Trustees                                  3
                  (e)   Resignation and Retirement                            4
                  (f)   Removal                                               4
                  (g)   Vacancies                                             4
                  (h)   Effect of Death, Resignation, etc.                    4
                  (i)   No Accounting                                         5

Section 3.2   Powers of Trustees                                              5

                  (a)   Investments                                           6
                  (b)   Disposition of Assets                                 6
                  (c)   Ownership Powers                                      6
                  (d)   Subscription                                          6
                  (e)   Form of Holding                                       6
                  (f)   Reorganization, etc.                                  6
                  (g)   Voting Trusts, etc.                                   7
                  (h)   Compromise                                            7
                  (i)   Partnerships, etc.                                    7


                                      (i)
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                  (j)   Borrowing and Security                                7
                  (k)   Guarantees, etc.                                      7
                  (1)   Insurance                                             7
                  (m)   Pensions, etc.                                        8


Section 3.3   Certain Contracts                                               8

                  (a)   Advisory                                              8
                  (b)   Administration                                        8
                  (c)   Distribution                                          9
                  (d)   Custodian and Depository                              9
                  (e)   Transfer and Dividend
                        Disbursing Agency                                     9
                  (f)   Shareholder Servicing                                 9
                  (g)   Accounting                                            9

Section 3.4   Payment of Trust Expenses and
              Compensation of Trustees                                       10

Section 3.5   Ownership of Assets of the Trust                               10

ARTICLE IV.   SHARES                                                         11
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Section 4.1   Description of Shares                                          11

                  (a)   Preferred Shares                                     11
                  (b)   Common Shares                                        12
                  (c)   Transfer of Shares                                   12
                  (d)   Fractions                                            13

Section 4.2   Ownership of Shares                                            13

Section 4.3   Investments in the Trust                                       13

Section 4.4   No Preemptive Rights                                           14

Section 4.5   Status of Shares and Limitation of
                Personal Liability                                           14

Section 4.6   No Appraisal Rights                                            14

ARTICLE V.    SHAREHOLDERS' VOTING POWERS AND MEETINGS                       14
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Section 5.1   Voting Powers                                                  14

Section 5.2   Meetings                                                       15

Section 5.3   Record Dates                                                   16


                                      (ii)
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Section 5.4   Quorum and Required Vote                                       16

Section 5.5   Action by Written Consent                                      16

Section 5.6   Inspection of Records                                          17

Section 5.7   Additional Provisions                                          17

Section 5.8   Shareholder Communications                                     17

ARTICLE VI.   LIMITATION OF LIABILITY; INDEMNIFICATION                       18
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Section 6.1   Trustees, Shareholders, etc.
              Not Personally Liable; Notice                                  18

Section 6.2   Trustee's Good Faith Action; Expert
              Advice; No Bond or Surety                                      18

Section 6.3   Indemnification of Shareholders                                19

Section 6.4   Indemnification of Trustees,
              Officers, etc.                                                 19

Section 6.5   Compromise Payment                                             20

Section 6.6   Indemnification Not Exclusive, etc.                            20

Section 6.7   Liability of Third Persons Dealing
              with Trustees                                                  21

ARTICLE VII.  MISCELLANEOUS                                                  21
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Section 7.1   Duration and Termination of Trust                              21

Section 7.2   Reorganization                                                 21

Section 7.3   Amendments                                                     22

Section 7.4   Conversion                                                     23

Section 7.5   Filing of Copies; References; Headings                         24

Section 7.6   Applicable Law                                                 24


                                     (iii)
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                MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                       AGREEMENT AND DECLARATION OF TRUST

      AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 20th day of April, 1993, by the Trustee hereunder.

                                   WITNESSETH

      WHEREAS, the Trustee desires to establish a trust for the purposes of carrying on the business of a management investment company; and

      WHEREAS, in furtherance of such purposes, the Trustee and any successor Trustees elected in accordance with Article III hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth;

      NOW THEREFORE, the Trustee and any successor Trustees elected in accordance with Article III hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

      Section 1.1 Name. This Trust shall be known as THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

      Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

      (a) The "Trust" refers to the Massachusetts business trust governed by this Agreement and Declaration of Trust, as amended from time to time;

      (b) "Trustees" refers to the various Trustees of the Trust named herein or elected in accordance with Article III;


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      (c) "Shares" refers to the various transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time;

      (d) "Shareholder" means a record owner of Shares;

      (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

      (f) The term "Commission" shall have the meaning given it in the 1940 Act;

      (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

      (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

      (i) "Securities" or "Security" shall mean and include, but shall not be limited to, those securities described in Section 2(a)(36) of the 1940 Act.

                                   ARTICLE II

                                PURPOSE OF TRUST

      The purpose of the Trust is to operate as an investment company and to offer Shareholders of the Trust an investment program primarily in Securities or other property.

                                   ARTICLE III

                                  THE TRUSTEES

      Section 3.1 Number, Designation, Election, Term, etc.

      (a) Trustees. As of the date of this Declaration of Trust Susan Wayne shall be the Trustee hereof.

      (b) Number. The Trustee(s) serving as such, whether named above or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (c) of this
Section 3.1.

      (c) Election and Term. The Trustees shall be elected by the Shareholders of the Trust voting as a single class;


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provided, however, that at any meeting of the Shareholders of the Trust held for the election of trustees, the holders of a majority of the shares of Preferred Shares (as defined) represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holders of the Common Shares (as defined), to elect two trustees of the Trust, provided further, however, that the identity of the two trustees representing the holders of Preferred Shares on and after the date as of which the Board of Trustees provides for the issuance of Preferred Shares until the first meeting of the Trust's Shareholders following the date as of which the Board of Trustees provides for the issuance of Preferred Shares may be designated by the Board of Trustees. Subject to paragraph (d) of this Section 3.1, the holders of a majority of the Common
Shares shall be entitled to elect the balance of the trustees. In the event the Trust shall be required to hold annual meetings of Shareholders under its By-Laws pursuant to Section 5.2 of this Declaration of Trust, each Trustee shall hold office until the next annual meeting of Shareholders or until his successor shall have been elected and qualified. In the event the Trust shall not be required under the By-Laws to hold annual meetings of Shareholders, each Trustee then serving or thereafter becoming a Trustee shall serve as a Trustee during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires or is removed or until such time as the Trust shall again be required under its By-Laws to hold annual meetings of shareholders. Subject to the provisions of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

      (d) Right to Elect Majority of Board of Trustees. If at any time, dividends on any outstanding Preferred Shares are unpaid in an amount equal to two full years' dividends thereon, the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the number of trustees then constituting the Board of Trustees, shall (together with the two trustees elected by the holders of the Preferred Shares pursuant to paragraph (c) of this Section 3.1) constitute a majority of such increased number, and such holders shall be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Trust), to elect the smallest number of additional trustees of the Trust that shall constitute a majority of the total number of trustees of the Trust so increased. Upon the payment of all unpaid dividends, the voting rights described in this paragraph (d) shall cease, subject always, however, to the revesting of such voting rights in the holders of the Preferred Shares upon the further occurrence of the event described in this paragraph (d).


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      (e) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. Any Trustee who has become incapacitated by illness or injury may be retired by a written instrument signed by a majority of the other Trustees, specifying the date of such retirement.

      (f) Removal. Any Trustee may be removed with or without cause at any time:
(i) by written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds of the outstanding Shares of the class or classes of Shares that elected such Trustee,. cast in person or by proxy at any meeting called for the purpose; or (iii) by a. written declaration signed by Shareholders holding not less than two-thirds of the outstanding Shares of the class or classes that elected such Trustee and filed with the Trust's custodian.

      (g) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least two remaining Trustees, need not unless required by the 1940 Act) be filled by a majority of the remaining Trustees, subject to the provisions of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees; provided, however, that any trustee appointed to replace one of the two Trustees elected by the holders of the Preferred Shares shall serve as if he or she had been elected by such holders of Preferred Shares. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

      (h) Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees,


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or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

      (i) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

      Section 3.2 Powers of Trustees. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may sue or be sued in the name of the Trust; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more principal underwriters or otherwise, set record dates or times


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for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

      Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law or any resolution of the Trustees which authorizes the issuance of Preferred Shares, the Trustees shall have power and authority for and on behalf of the Trust:

      (a) Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

      (b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

      (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to Securities or other property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to Securities or other property as the Trustees shall deem proper;

      (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities;

      (e) Form of Holding. To hold any Securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

      (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any Security of which is or was held in


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the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any Security held in the Trust;

      (g) Voting Trusts, etc. To join with other holders of any Securities in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

      (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor-of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

      (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

      (j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

      (k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

      (1) Insurance. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies' insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and


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      (m) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trust and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

      Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees on behalf of the Trust may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

      Section 3.3 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals ("Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

      (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust, to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

      (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to supervise all or any part of the operations of the Trust, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services


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

appropriate for the efficient administration and operations of the Trust,

      (c) Distribution. To distribute the Shares of the Trust, to be principal underwriter of such Shares, and/or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

      (d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and accounting records in connection therewith;

      (e) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

      (f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

      (g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

      The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

      The fact that:

            (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that


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            (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests,

shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

      Section 3.4 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or partly out of principal and partly out of income, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

      Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.


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                                   ARTICLE IV

                                     SHARES

      Section 4.1 Description of Shares. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such classes or series, and of such designations and par values (if any), and with such rights, preferences, privileges and restrictions as the Trustees may, without shareholder approval, from time to time create and establish, subject to the provisions of the 1940 Act. The number of Shares is unlimited and each Share shall fully paid and nonassessable. There shall be no cumulative voting. The Shares shall initially be divided into two classes, a class of an unlimited number of common Shares $.0l par value (the "Common Shares"), and a class of an unlimited number of preferred Shares, $.0l par value (the "Preferred Shares"), each having the powers, preferences, rights, qualifications, limitations and restrictions described below.

      Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares generally.

      (a) Preferred Shares. Subject to any limitations prescribed by law, the Board of Trustees of the Trust is expressly authorized to provide for the issuance of the Preferred Shares in one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations and restrictions thereof. Any action by the Board of Trustees under this Section 4.1 shall require the affirmative vote of a majority of the Trustees then in office.

      The Board of Trustees shall have the right to determine or fix one or more of the following with respect to each series of preferred stock:

            (i) The distinctive serial designation and the number of shares constituting such class or series;

            (ii) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

            (iii) The voting powers, full or limited, if any, of the shares of such series;

            (iv) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

            (v) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Trust;

            (vi) The price or other consideration for which the shares of such series shall be issued;

            (vii) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

            (viii) such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Trustees of the Trust, or any committee thereof, may deem advisable.

      (b) Common Shares. Subject to all of the rights of the Preferred Shares, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Shares) or by the Board of Trustees, or any committee thereof, pursuant to this Article IV:

            (i) dividends may be declared and paid or set apart for payment upon the Common Shares out of any assets or funds of the Trust legally available for the payment of dividends, but only when and as declared by the Board of Trustees; and

            (ii) upon the voluntary or involuntary liquidation, dissolution or winding up of the Trust, the net assets of the Trust shall be distributed pro rata to the holders of the Common Shares in accordance with their respective rights and interests.

      (c) Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agency of a duly executed instrument of transfer, together with any certificate of certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or register nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      (d) Fractions. Any fractional Share, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

      Section 4.2 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each such Shareholder. -

      Section 4.3 Investments in the Trust. The Trustees may accept investments in the Trust thereof from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

      Section 4.4 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

      Section 4.5 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

      Section 4.6 No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

                                    ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

      Section 5.1 Voting Powers. Except as otherwise set forth herein or otherwise provided by law, the Shareholders of the Trust shall take action by the affirmative vote of the majority of the Common Shares and the Preferred Shares, voting as a single class. Each Share of the Trust shall be entitled to one vote. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) with respect to the conversion of the Trust to

Open-end status to the extent and as provided in Section 7.4, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; provided, however, that a Shareholder of a particular class or series shall not be entitled to bring any derivative or class action on behalf of any other class or series of the Trust, and (vii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws, any resolution of the Board of Trustees which authorizes the issuance of Preferred Shares or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

      Section 5.2 Meetings. Annual meetings of Shareholders shall be held to the extent required under the By-Laws of the Trust. Such annual meetings shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing or transmitting such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

      Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

      Section 5.4 Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares voted, at a meeting of which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law, any resolution of the Board of Trustees which authorizes the issuance of Preferred Shares or by this Declaration of Trust or the By-Laws. Notwithstanding the foregoing, when holders of Preferred Shares are entitled to elect any of the Trustees by class vote of such holders, the holders of 33 1/3% of such Shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

      Section 5.5 Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      Section 5.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

      Section 5.7 Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

      Section 5.8 Shareholder Communications. Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder meeting and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

      If the Trustees elect to follow the course specified in clause (2) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.

                                   ARTICLE VI

                    LIMITATION OF LIABILITY; INDEMNIFICATION

      Section 6.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders of the Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

      Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

      Section 6.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

      Section 6.3 Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.

      Section 6.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise [hereinafter referred to as a "Covered Person"]) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this
Article VI and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      Section 6.5 Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested Trustees who are not a party to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators, an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

      Section 6.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated (i) by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the Common Shares and Preferred Shares outstanding and entitled to vote at any meeting of Shareholders, voting as a single class, or
(ii) by an instrument in writing signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Common Shares and Preferred Shares.

      Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be- determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of Section 4.1.

      Section 7.2 Reorganization. The Trustees may sell, convey, merge and transfer the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United States with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to the Trust shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding voting Common Shares and Preferred Shares, as defined in the 1940 Act, of the Trust, voting as a single class or (ii) by an instrument in writing signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Common Shares and Preferred Shares.. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

      The Trust may, either as the successor, survivor, or nonsurvivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of (i) the holders of not less than two-thirds (66 2/3%) of the Common Shares and Preferred Shares outstanding and entitled to vote at any meeting of Shareholders, voting as a single class, or (ii) an instrument in writing signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Common Shares and Preferred Shares.

      Section 7.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote of Shareholders holding a majority of the Shares entitled to vote; provided, however, that (i) any amendment to Sections 7.1, 7.2, or 7.4 shall require the authorization of Shareholders holding the number of Shares required to approve the actions contemplated thereunder immediately prior to such amendment, (ii) any amendment to Sections 3.1(f) or 4.1 that adversely effects the rights of the holders of the Preferred Shares shall require the affirmative vote of the holders of two-thirds (66 2/3%) of the Preferred Shares voting as a separate class and (iii) any amendment to this Section 7.3 shall require the affirmative vote of the holders of two-thirds (66 2/3%) of the Common Shares and two-thirds (66 2/3%) of the Preferred Shares, voting as separate classes. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted. Holders of Preferred Shares shall have class voting rights as determined by the Board of Trustees at the time such Preferred Shares are authorized.

      Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      Section 7.4 Conversion. Notwithstanding any other provision of this Declaration of Trust, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(l), respectively, of the 1940 Act as in effect on August 31, 1987, shall require the affirmative vote of (i) the holders of not less than two-thirds (66-2/3%) of the Common Shares and Preferred Shares outstanding and entitled to vote at any meeting of Shareholders, voting as a single class, or (ii) an


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instrument in writing signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Common Shares and Preferred Shares. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      Section 7.5 Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

      Section 7.6 Applicable Law. This Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.


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

      IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals in the City of Boston, Massachusetts for himself and his assigns, as of the day and year first above written.

                                                               /s/ Susan Wayne
                                                               -----------------
                                                               Name: Susan Wayne

                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

      Then personally appeared the above-named Susan Wayne who acknowledged the foregoing instrument to be his free act and deed, before me, this 20 day of April, 1993.

                                              /s/ TIMOTHY R. SALVESEN
                                              ----------------------------------
                                              Notary Public
                                              My commission expires MAY 17, 1996

                                                        [SEAL]

Susan Wayne                                   Address of Trust:
81 Phillips Street                            225 Franklin Street
Boston, Massachusetts 02114                   Boston, Massachusetts 02110